                                                                   EXHIBIT 10.2


                                  [LETTERHEAD]


April 27, 1998


By telefax: 011 44 1223 423 111

Mr. N.A. Higgins
Peptide Therapeutics Limited
321 Cambridge Science Park
Milton Road
Cambridge CB4 4WG
England

Dear Nick:

This letter is intended to outline the general terms which have been agreed between Peptide Therapeutics ("PT") and the joint ventures between OraVax, Inc. and Pasteur Merieux Serums et Vaccins S.A. known as Merieux OraVax S.N.C. and OraVax Merieux Co. ("PM-O").

This letter provides for terms and conditions of an option granted by PT to PM-O in order to allow PM-O to evaluate the technical feasibility of H. pylori vaccines formulated with PT's Salmonella vectors. For this part, this letter is hereinafter referred to as the "Option Agreement."

This letter also expresses the intent of the parties to negotiate in good faith a license agreement to be executed by their authorized representatives. Under the license agreement, PM-O will obtain rights to develop and commercialize H. pylori vaccines formulated with any PT's Salmonella vector (the "PT Technology"). Until the execution of this license agreement or until July 31, 1999, whichever is sooner. PT will negotiate exclusively with PM-O regarding the use of the PT Technology with the PM-O program H. pylori antigens, and non-exclusively regarding the use of the PT Technology for all other H. pylori antigens.

Option Agreement



Option Period       April 1, 1998 through completion by PM-O of Phase I
                    trials of a vaccine utilizing the PT technology or July 31, 1999, whichever comes first.

Option PT will grant to PM-O an exclusive option to an exclusive, worldwide license to PT's Salmonella Technology for the development, manufacture, use and/or sale of prophylactic and therapeutic human vaccines against H. pylori infection, under a License Agreement containing the terms set out below

Feasibility         Study The parties will perform a joint Feasibility Study to evaluate the utility of the PT technology in PM-O's H.
                    pylori vaccines in two stages as described in Attachments A and B.

Option Fee          PM-O will pay PT a non-refundable Option Fee of $200,000, in three installments, subject to the following:

                    [    ]* on execution of this Option Agreement
                    [    ]* on successful completion by PT of items 1-5 of
                    Attachment A. In the event PT can not successfully complete items 1-5 of Attachment A, this second installment shall not be payable by PM-O, and the parties will have the option to not proceed with items 6 and 7 of Attachment A and item 3 of Attachment B.
                    [    ]* in the event the parties elect to proceed with
                    items 6 and 7 of Attachment A and item 3 of Attachment B and on completion by PT of step 7 of Attachment A

                    The parties will keep each other informed of their activities under the Feasibilty Study and report the results of their work to each other in a timely manner.

Reporting           PM-O will inform PT on or before thirty (30) days after the termination of the Option of its decision whether or not to proceed with commercial development of PT's technology under the License Agreement terms proposed below.

Exercise of Option  In the event PM-O elects to proceed with commercial development of PT's technology, the parties will enter into a License Agreement containing the terms set out below, such License Agreement to be entered into by the parties on the earlier of completion by PM-O of Phase I trials of a vaccine utilizing the PT technology or July 31, 1999.
                    In the event PM-O declines to proceed with commercial development, the Option Agreement shall be terminated and all PT patent rights will revert to PT.

Confidentiality     During the term of the Option Period any confidential
                    information received by one party from the other party shall be governed by the terms of the Confidential Disclosure
                    Agreement between PT and PM-O dated May 8, 1997, save that
                    PM-O and PT shall have the right to use and disclose to third parties data and results from the Feasibility Study solely for research and development activities relating to the other party's technology, provided such disclosure is made under obligations of confidentiality similar to those of the aforementioned Confidential Disclosure Agreement between PT and PM-O.


-----------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

License Agreement

Grant PT will grant to PM-O an exclusive license for human applications to its Salmonella typhimurium and Salmonella typhi vectors and all related patents, patent applications and know-how (the "PT technology"), the right to sublicense, for use with the PM-O program H. pylori antigens, and a non-exclusive license regarding the use of the PT technology for all other H. pylori antigens.

Territory           Worldwide

Term                The term of the license will be the longer of (i) ten
                    (10) years from product launch on a country-by-country basis or (ii) through the last to expire of relevant patents owned or licensed to Peptide Therapeutics. PM-O will have the right to terminate on ninety (90) days notice, with all rights to the PT Technology reverting to Peptide Therapeutics, at no additional cost to PM-O.

PM-O Diligence      PM-O will exert reasonable efforts to develop and introduce
requirements        the PT technology into the commercial market.

Royalty PM-O will pay to PT []* royalties on net sales of licensed products (whether by PM-O or any licensee); in the event PM-O is required to license other third party technologies, this rate may be reduced by []* of royalties due to such third parties, but in no event will the rate payable by PM-O be reduced to less than (i) []* if the PT technology is the only adjuvant or delivery system required to commercialize a licensed product; (ii) []* if PM-O is required to license other adjuvant or delivery system technologies in order to commercialize a licensed product;
                    (iii) []* if PT know-how only is used by PM-O to commercialize a licensed product. []*

License Fee         On execution of the License Agreement, PM-O will pay PT a
                    non-refundable signing fee of []*.


Milestone payments  PM-O will pay to PT the following milestone payments:

                     []*

----------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                    []*

                    []*

General If the parties agree that PT should provide additional services (such as process development/manufacturing of clinical lots, toll manufacture, etc.), then the parties agree to negotiate additional payments to reflect this added input by PT.

Governing Law       Option and License Agreement to be under English law and
                    jurisdiction.


Please indicate Peptide Therapeutics agreement to the terms set out below in the space provided below.



 /s/ Lance K. Gordon                        /s/ Paul Kirkconnell
------------------------------------       ------------------------------------
Lance K. Gordon, Ph.D.                     Paul Kirkconnell
OraVax Merieux Co.                         Merieux OraVax S.N.C.



 /s/ Nicolas Higgins
------------------------------------
Nicolas Higgins
Director
Peptide Therapeutics Limited



-----------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT A


                                  CONFIDENTIAL

                     Feasibility Study for H. pylori Vaccine
                          Peptide Therapeutics Workplan


[]*












------------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT B

                                  CONFIDENTIAL

                     Feasibility Study for H. pylori Vaccine
                                 PM-O Workscope

[]*








-----------------
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.